Exhibit 99.1
2401 21st Avenue South, Suite 200, Nashville, TN 37212 (615) 297-4255 Fax: (615) 297-6240

Investor Contact:	Jeff Heavrin
Senior Vice President and Chief Financial Officer
Central Parking Corporation
(615) 297-4255
jheavrin@parking.com
CENTRAL PARKING CORPORATION REPORTS FISCAL
2007 SECOND QUARTER AND FIRST HALF RESULTS
NASHVILLE, Tenn. — (May 10, 2007) — Central Parking Corporation (NYSE:CPC) today announced that operating earnings before property-related gains and losses for its second fiscal quarter ended March 31, 2007, increased to $11.0 million compared with $5.2 million in the second quarter of the previous fiscal year. Total revenues for the second fiscal quarter were approximately $280 million compared with $270 million in the second quarter of 2006. Excluding reimbursed management expenses, revenues in the second quarter of fiscal 2007 were $158 million compared with $157 million in the prior year period.
     Earnings from continuing operations for the second quarter of fiscal 2007 increased to $1.3 million from breakeven in the year-earlier period. The Company reported net earnings of $1.0 million, or $0.03 per diluted share, for the second quarter of fiscal 2007 compared with net earnings of $2.0 million, or $0.06 per diluted share, in the year earlier period. Earnings from continuing operations and net earnings include property-related gains and losses (including impairments) and merger-related expenses. Pre-tax property-related losses totaled $0.6 million in the second quarter of fiscal 2007 compared with losses of $1.2 million in the second quarter of last year. Expenses relating to the pending merger of the Company recorded in the second quarter of fiscal 2007 totaled $5.1 million.
     Operating earnings before property-related gains and losses for the six months ended March 31, 2007, totaled $26.5 million compared with $12.8 million in the corresponding period of fiscal 2006. Earnings from continuing operations were $9.4 million for the first six months of fiscal 2007 compared with $16.4 million for the first six months of fiscal 2006. Earnings from continuing operations include pre-tax property related losses of $0.1 million in fiscal 2007 compared with gains of $21.7 million in fiscal 2006. Net earnings for the first half of fiscal 2007 totaled $10.3 million, or $0.31 per diluted share, compared with $19.9 million, or $0.61 per diluted share. Total revenues were $560 million for the six months ended March 31, 2007, compared with $541 million in the prior year. Excluding reimbursed management expenses, revenues for the first six months of fiscal 2007 were $318 million in compared with $316 million in the first six months of the prior year.
     “We continued to see the positive impact of our strategic plan in the second quarter of fiscal 2007,” said Emanuel J. Eads, President and Chief Executive Officer. “Operating earnings before property related gains and losses increased over the prior year period for the fifth consecutive quarter despite the negative effects of winter storms, which resulted in snow removal costs of approximately
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CPC Reports Second Quarter 2007 Results

May 10, 2007

$2.0 million as well as reduced revenues. Same store sales remained strong during the quarter, increasing 3.6 percent over the prior year period while general and administrative costs decreased by $3.1 million, or 14.7 percent.
     On February 21, 2007, Central Parking announced that it had entered into an agreement and plan of merger with KCPC Holdings, Inc., a company formed by affiliates of Kohlberg & Company, LLC, Lubert-Adler, L.P., and Chrysalis Capital Partners, L.P. Under the terms of the merger agreement, Central Parking’s shareholders will receive $22.53 per share in cash. A special meeting of the shareholders of Central Parking has been scheduled for May 21, 2007, to consider a proposal to approve the merger agreement.
Important Additional Information Regarding the Merger Has Been Filed With the SEC.
     In connection with the proposed merger, Central Parking has filed a definitive proxy statement with the Securities and Exchange Commission. Investors and security holders are advised to read the proxy statement because it contains important information about the merger and the parties thereto. Investors and security holders may obtain a free copy of the proxy statement and other documents filed by Central Parking at the Securities and Exchange Commission’s web site at http://www.sec.gov. The proxy statement and such other documents may also be obtained without charge from Central Parking by directing such request to Central Parking Corporation, Benjamin Parrish, Legal Department, 2401 21st Avenue South, Nashville, Tennessee 37212; (615) 297-4255; or via e-mail to bparrish@parking.com.
     Central Parking and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the proposed merger. Information concerning the interests of Central Parking’s participants in the solicitation, which may be different than those of Central Parking shareholders generally, is set forth in Central Parking’s proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and in the proxy statement relating to the merger.
     The Company has made the determination that due to the proposed merger, it will not hold a conference call to discuss second quarter results.
     Central Parking Corporation, headquartered in Nashville, Tennessee, is a leading provider of parking and transportation-related services. As of March 31, 2007, the Company operated approximately 3,000 parking facilities containing approximately 1.4 million spaces at locations in 37 states, the District of Columbia, Canada, Puerto Rico, the United Kingdom, the Republic of Ireland, Chile, Colombia, Peru, Spain, Switzerland and Greece.
     This press release contains historical and forward-looking information. The words “potential,” “promising,” “guidance,” “looking ahead,” “expectations,” “plan,” “assumptions,” “estimates,” “anticipates,” “goal,” “outlook,” “intend,” “continue to expect,” “should,” “believe,” “project,” “objective,” “outlook,” “forecast,” “will likely result,” or “will continue” and similar expressions identify forward-looking statements. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company believes the assumptions underlying these forward-looking statements are reasonable; however, any of the assumptions could be inaccurate, and
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CPC Reports Second Quarter 2007 Results

May 10, 2007

therefore, actual results may differ materially from those projected in the forward-looking statements. The factors that may result in actual results differing from such forward-looking information include, but are not limited to: the Company’s ability to achieve the goals described in this release and other communications, including but not limited to, the Company’s ability to implement its strategic plan, maintain reduced operating costs, reduce indebtedness and sell real estate at projected values as well as continued improvement in same store sales, which is dependent on improvements in general economic conditions and office occupancy rates; the loss or renewal on less favorable terms, of management contracts and leases; the timing of pre-opening, start-up and break-in costs of parking facilities; the Company’s ability to cover the fixed costs of its leased and owned facilities and its overall ability to maintain adequate liquidity through its cash resources and credit facilities; the Company’s ability to comply with the terms of the Company’s credit facilities (or obtain waivers for non-compliance); interest rate fluctuations; acts of war or terrorism; changes in demand due to weather patterns and special events including sports events and strikes; higher premium and claims costs relating to the Company’s insurance programs, including medical, liability and workers’ compensation; the Company’s ability to renew and obtain performance and surety bonds on favorable terms; the impact of claims and litigation; and increased regulation or taxation of parking operations and real estate.
     Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to publicly update or revise any forward-looking statements contained herein to reflect events or circumstances occurring after the date of this release or to reflect the occurrence of unanticipated events. Additional information is provided in our Annual Report on Form 10-K for our fiscal year ended September 30, 2006, on Form 10-Q for the quarters ended December 31, 2006, and March 31, 2007, filed with the Securities and Exchange Commission and in other filings with the Securities and Exchange Commission, which readers are encouraged to review, concerning other factors that could cause actual results to differ materially from those indicated in the forward-looking statements.
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CPC Reports Second Quarter 2007 Results

May 10, 2007
Central Parking Corporation and Subsidiaries
Consolidated Statements of Operations
(Unaudited)
Amounts in thousands, except per share data

	QTD ended March 31,		YTD ended March 31,
	2007	2006	2007	2006
Revenues:
Parking	$129,115	$128,259	$260,056	$259,576
Management contracts and other	28,956	28,475	57,780	56,084

	158,071	156,734	317,836	315,660
Reimbursement of management contract expenses	121,090	113,386	241,775	225,548

Total revenues	279,161	270,120	559,611	541,208

Costs and expenses:
Cost of parking	115,854	117,291	231,419	236,887
Cost of management contracts	13,180	13,141	24,235	23,930
General and administrative	17,996	21,090	35,635	42,012

	147,030	151,522	291,289	302,829
Reimbursed management contract expenses	121,090	113,386	241,775	225,548

Total costs and expenses	268,120	264,908	533,064	528,377
Property-related gains, net	(562)	(1,159)	(146)	21,722

Operating earnings	10,479	4,053	26,401	34,553

Other income (expenses):
Interest income	326	285	458	587
Interest expense	(3,113)	(4,133)	(5,989)	(8,077)
Merger costs	(5,137)	—	(5,137)	—
Loss on derivative instruments	(619)	(28)	(1,197)	(99)
Equity in partnership and joint venture income	368	43	733	463

Earnings from continuing operations before minority interest and income taxes	2,304	220	15,269	27,427
Minority interest	(228)	(195)	(432)	(551)

Earnings from continuing operations before income taxes	2,076	25	14,837	26,876
Income tax expense	(757)	(10)	(5,409)	(10,446)

Earnings from continuing operations	1,319	15	9,428	16,430

Discontinued operations, net of tax	(330)	1,972	826	3,513

Net earnings	$989	$1,987	$10,254	$19,943

Basic earnings (loss) per share:
Earnings (loss) from continuing operations	$0.04	$0.00	$0.29	$0.50
Discontinued operations, net of tax	(0.01)	0.06	0.03	0.11

Net earnings	$0.03	$0.06	$0.32	$0.61

Diluted earnings (loss) per share:
Earnings (loss) from continuing operations	$0.04	$0.00	$0.29	$0.50
Discontinued operations, net of tax	(0.01)	0.06	0.02	0.11

Net earnings	$0.03	$0.06	$0.31	$0.61

Weighted average shares used for basic per share data	32,248	31,962	32,194	32,435
Effect of dilutive common stock options	810	318	596	190

Weighted average shares used for dilutive per share data	33,058	32,280	32,790	32,625

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CPC Reports Second Quarter 2007 Results

May 10, 2007
Central Parking Corporation and Subsidiaries
Consolidated Balance Sheets
(Unaudited)
Amounts in thousands

	March 31,	September 30,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$47,595	$44,689
Management accounts receivable	52,125	47,747
Accounts receivable — other	14,452	13,406
Current portion of notes receivable	3,484	3,913
Prepaid expenses	14,894	12,306
Assets held for sale	12,216	6,682
Refundable income taxes	6,919	3,817
Deferred income taxes	10,924	10,003

Total current assets	162,609	142,563

Available for sale securities	4,967	4,909
Notes receivable, less current portion	8,994	10,569
Property, equipment and leasehold improvements, net	286,255	295,923
Contract and lease rights, net	68,167	71,995
Goodwill, net	232,056	232,056
Investment in and advances to partnerships and joint ventures	3,834	3,851
Other assets	22,611	26,504

Total Assets	$789,493	$788,370

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt and capital lease obligations	$14,390	$2,862
Trade accounts payable	73,302	88,672
Accrued payroll and related costs	13,534	16,095
Accrued expenses	33,612	33,937
Management accounts payable	34,283	26,450
Income taxes payable	—	—

Total current liabilities	169,121	168,016

Long-term debt and capital lease obligations, less current portion	76,578	87,625
Subordinated convertible debentures	78,085	78,085
Deferred rent	20,704	21,547
Deferred income taxes	5,925	6,184
Other liabilities	19,782	20,388

Total liabilities	370,195	381,845

Minority interest	510	297
Shareholders’ equity:
Common stock	323	322
Additional paid-in capital	183,444	180,091
Accumulated other comprehensive income, net	3,318	3,398
Retained earnings	232,408	223,122
Other	(705)	(705)

Total shareholders’ equity	418,788	406,228

Total Liabilities and Shareholders’ Equity	$789,493	$788,370

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CPC Reports Second Quarter 2007 Results

May 10, 2007
Central Parking Corporation and Subsidiaries
Consolidated Statements of Cash Flows
(Unaudited)
Amounts in thousands

	YTD March 31,	YTD March 31,
	2007	2006
Cash flows from operating activities:
Net earnings	$10,254	$19,943
Earnings from discontinued operations	(826)	(3,513)

Earnings from continuing operations	9,428	16,430
Adjustments to reconcile earnings from continuing operations to net cash (used) provided by operating activities:
Depreciation and amortization	14,553	15,618
Equity in partnership and joint venture income	(733)	(463)
Distributions from partnerships and joint ventures	688	1,346
Property-related gains (losses), net	146	(21,722)
Loss on derivative instruments	1,197	99
Stock-based compensation	356	(209)
Tax benefit related to stock option exercises	(374)	84
Deferred income taxes	(1,066)	(1,635)
Minority interest	432	551
Changes in operating assets and liabilities:
Management accounts receivable	(3,454)	5,630
Accounts receivable — other	(839)	(782)
Prepaid expenses	(2,463)	(9,961)
Other assets	(169)	(514)
Trade accounts payable, accrued expenses and other liabilities	(19,834)	990
Management accounts payable	7,510	3,824
Deferred rent	(843)	(683)
Refundable income taxes	(3,101)	—
Income taxes payable	55	(10,989)

Net cash provided (used) by operating activities — continuing operations	1,489	(2,386)
Net cash provided (used) by operating activities — discontinued operations	121	(2,216)

Net cash provided (used) by operating activities	1,610	(4,602)

Cash flows from investing activities:
Proceeds from disposition of property and equipment	3,048	44,933
Purchase of equipment and leasehold improvements	(4,567)	(8,102)
Proceeds from collection of notes receivable	1,856	109
Other investing activities	19	(228)

Net cash provided by investing activities — continuing operations	356	36,712
Net cash provided by investing activities — discontinued operations	1,680	11,040

Net cash provided by investing activities	2,036	47,752

Cash flows from financing activities:
Dividends paid	(968)	(960)
Net borrowings under revolving credit agreement	—	42,938
Proceed from issuance of notes payable, net of issuance costs	347	70
Principal repayments on long-term debt and capital lease obligations	(3,277)	(1,009)
Payment to minority interest partners	(604)	(352)
Repurchase of common stock	—	(75,325)
Tax benefit related to stock option exercises	374	84
Proceeds from issuance of common stock and exercise of stock options	2,998	2,544

Net cash used by financing activities — continuing operations	(1,130)	(32,010)
Net cash used by financing activities — discontinued operations	—	—

Net cash used by financing activities	(1,130)	(32,010)

Foreign currency translation	390	(144)

Net increase in cash and cash equivalents	2,906	10,996
Cash and cash equivalents at beginning of period	44,689	26,055

Cash and cash equivalents at end of period	$47,595	$37,051

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CPC Results Second Quarter 2007 Results

May 10, 2007
Key Financial Metrics
(Includes continuing and discontinued operations)
(In thousands)

	QTD Ended March 31,		YTD Ended March 31,
	2007	2006	2007	2006
Net earnings	$989	$1,987	$10,254	$19,943
Interest expense (includes (loss) gain on derivative instruments)	3,732	4,172	7,186	8,198
Income tax expense	1,383	1,904	5,635	13,180
Depreciation/amortization	6,254	7,286	12,645	14,416
Minority interest	228	195	432	551

EBITDA	$12,586	$15,544	$36,152	$56,288

In addition to disclosing financial results prepared in accordance with U.S. generally accepted accounting principles, the Company discloses information regarding EBITDA. EBITDA is a non-GAAP financial measure defined as earnings before interest, taxes, depreciation/amortization and minority interest. The Securities and Exchange Commission (“SEC”) adopted new rules concerning the use of non-GAAP financial measures. As required by the SEC, the Company provides the above reconciliation to net earnings which is the most directly comparable GAAP measure. The Company presents EBITDA as it is a common alternative measure of performance which is used by management as well as investors when analyzing the financial position and operating performance of the Company. As EBITDA is a non-GAAP financial measure, it should not be considered in isolation or as a substitute for net earnings or any other GAAP measure. Because EBITDA is not calculated in the same manner by all companies, the Company’s definition of EBITDA may not be consistent with that of other companies.
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